EXHIBIT 23.1


                       [ARTHUR ANDERSEN LLP LETTERHEAD]



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



      As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 26, 1999 included in Henley Healthcare, Inc.'s Form 10-KSB for the year ended December 31, 1998, and to all references to our Firm included in this registration statement.


ARTHUR ANDERSEN LLP

Houston, Texas
June 11, 1999